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                                                                    Exhibit 3.31

                                                                         1848430

                           (STATE OF CALIFORNIA LOGO)

                        OFFICE OF THE SECRETARY OF STATE

                              CORPORATION DIVISION

     I, MARCH FONG EU, Secretary of State of the State of California, hereby certify:

     That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.

                                        IN WITNESS WHEREOF, I execute this
                                        certificate and affix the Great Seal of
                                        the State of California this

                                        DEC 16 1992

(SEAL)


                                        /s/ March Fong Eu
                                        ----------------------------------------
                                        Secretary of State

SEC/STATE FORM CE-107                                                  _________

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                                                                         1848430

                                                                         (STAMP)

                                                                         (STAMP)

                            ARTICLES OF INCORPORATION

                                       OF

                             AUTOMOTIVE WHEELS, INC.

     FIRST: That the name of the corporation is:

                             AUTOMOTIVE WHEELS, INC.

     SECOND: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

     THIRD: The name of the corporation's agent for service of process in the State of California is C T Corporation System.

     FOURTH: The total number of shares which the corporation is authorized to issue is One Thousand (1,000) of common stock of the par value of One Dollar ($1.00) each.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 15th day of December, 1992.


                                        /s/ Sharon O'Brien
                                        ----------------------------------------
                                        Sharon O'Brien